Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2026, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-298208) and related Prospectus of Aura Consolidated Group, Inc. dated September 2, 2026.
/s/ Ernst & Young LLP
Baltimore, MD
September 2, 2026